Exhibit 99.1

GAP INC. REPORTS FEBRUARY SALES DOWN 6 PERCENT;

COMPARABLE STORE SALES DOWN 11 PERCENT

SAN FRANCISCO – March 2, 2006 – Gap Inc. (NYSE: GPS) today reported net sales of $865 million for the four-week period ended February 25, 2006, which represents a 6 percent decrease compared with net sales of $922 million for the same period ended February 26, 2005. The company’s comparable store sales for February 2006 decreased 11 percent compared with a 3 percent decrease in February 2005.

Comparable store sales by division for February 2006 were as follows:

•	Gap North America: negative 7 percent versus negative 2 percent last year

•	Banana Republic North America: negative 11 percent versus negative 6 percent last year

•	Old Navy North America: negative 14 percent versus negative 1 percent last year

•	Gap International: negative 14 percent versus negative 8 percent last year

“In February, traffic worsened versus fourth quarter trends, which caused lower unit sales velocity. This led to significantly lower merchandise margins,” said Sabrina Simmons, Senior Vice President, Treasury and Investor Relations. “Looking ahead, we are focused on driving traffic with improved product and new marketing campaigns that begin this week.”

As of February 25, 2006, Gap Inc. operated 3,053 store locations compared with 3,001 store locations last year.

For more detailed information, please call 1-800-GAP-NEWS to listen to Gap Inc.’s monthly sales recording. International callers may call 706-634-4421.

March Sales

The company will report March sales on April 6, 2006.

Forward-Looking Statements

This press release and related recording contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding inventory per square foot for the first quarter of fiscal year 2006.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following: the risk that the company will be unsuccessful in gauging fashion trends and changing consumer preferences; the highly competitive nature of the company’s business in the U.S. and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the risk that comparable store sales and margins will experience fluctuations; the risk that the company will be unsuccessful in implementing its strategic and operating initiatives; and the risk that trade matters, events causing disruptions in product shipments from China and other foreign countries, or IT systems changes may disrupt the company’s supply chain or operations. Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005. Readers should also consult the company’s Quarterly Report on Form 10-Q for the quarter ended October 29, 2005.

These forward-looking statements are based on information as of March 2, 2006, and the company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Gap Inc. Copyright Information

All recordings made on 800-GAP-NEWS have been recorded on behalf of Gap Inc. and consist of copyrighted material. They may not be re-recorded, reproduced, retransmitted or rebroadcast without Gap Inc.’s express written permission. Your participation represents your consent to these terms and conditions, which are governed under California law.

Investor Relations:	Media Relations:
Mark Webb	Kris Marubio
415-427-2161	415-427-1798